Exhibit 99(a)(1)(C)

LETTER OF TRANSMITTAL

FOR THE INVESTOR WARRANTS

Representing Warrants Issued to Certain Investors from March 31, 2021 through April 16, 2021 Exercisable for Shares of Common Stock at an Exercise Price of $0.36 per Share

The Warrants are and cannot be traded. There is no market for them. They aren’t certificated but are “book” The transfer agent has never maintained a record of the Warrants

SIDECHANNEL, INC.

(Exchange Ratio of One (1) Share : Six (6) Warrants)

(A) Names(s) and Address(es) of Registered Owner(s):	(B) Number of Warrants Being Exchanged:	(C) New Shares to be Issued:

Multiply Column B by 0.167 and Round Up to the Nearest Whole Number.

Please fill in exactly as name(s) and address(es) appear on the Warrants.

No fractional Shares will be issued. Warrants may only be exchanged for whole Shares. In lieu of issuing fractional Shares to which any holder of Warrants would otherwise have been entitled, the Company will round the number of Shares to which such holder is entitled, after aggregating all fractions, up to the next whole number of Shares.

SPECIAL ISSUANCE INSTRUCTIONS

To be completed ONLY if the new shares for surrendered Warrants are to be issued in the name of someone other than the undersigned. Issue the new shares to:

Name:_________________________________________________________________________________________

Address:________________________________________________________________________________________

Tax Identification or Social Security Number:______________________________________________________

SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if the new shares for surrendered Warrants are to be delivered to someone other than the undersigned or to the undersigned at an address other than that shown above. Deliver the shares to:

Name:_________________________________________________________________________________________

Address:________________________________________________________________________________________

The undersigned acknowledges that the undersigned has been advised to consult with its own advisors as to the consequences of participating or not participating in the Offer.

1

REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE WARRANT HOLDER

The undersigned hereby represents, warrants to the Company, and agrees that:

(a) the undersigned has full power and authority to tender the Warrants and subscribe for all of the shares of the Company which may be received upon exchange of the Warrants;

(b) the undersigned has good, marketable and unencumbered title to the Warrants, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to their exchange, sale or transfer, and not subject to any adverse claim;

(c) on request, the undersigned will execute and deliver any additional documents the Company deems necessary to complete the exchange of the Warrants tendered hereby;

(d) the undersigned understands that tenders of Warrants pursuant to the Offer and in the instructions hereto will constitute the undersigned’s acceptance of the terms and conditions of the Offer;

(e) the undersigned agrees to all of the terms of the Offer;

(f) the undersigned hereby agrees to permanently waive and renounce any and all “full ratchet” or other price-based anti- dilution rights that attach to any securities of the Company that it holds that were issued in connection with the Warrants that it is tendering for exchange hereby; and

(g) The undersigned is an “Accredited Investor” as defined in Rule 501 promulgated under the Securities Act of 1933, as amended.

All authorities conferred or agreed to be conferred in this Letter of Transmittal shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy, and legal representatives of the undersigned. Except as stated in the Offer, this tender is irrevocable.

Delivery of this Letter of Transmittal and all other documents to an address, or transmission of instructions to an email address, other than as set forth below, does not constitute a valid delivery. Please carefully read this entire Letter of Transmittal, including the accompanying instructions before responding.

SideChannel, Inc.

146 Main Street, Suite 405, Worcester, MA 01608

accounting@sidechannel.com

IMPORTANT—WARRANT HOLDERS SIGN HERE

(Must be signed by registered holder(s) exactly as name(s) appear(s) on warrant(s) as evidenced by warrants and documents transmitted herewith. U.S. Holders please also obtain and complete IRS Form W-9. Non-U.S.-Holders please obtain and complete IRS Form W-8BEN, W-8BEN-E, or other applicable IRS Form W-8.)

Signature:____________________________________________________________________________

Name:____________________________________ Capacity:_________________________________

Phone Number:_________________ Tax Identification or Social Security Number: _____________

Date:_________________

2

INSTRUCTIONS FOR LETTER OF TRANSMITTAL

1. Delivery of Letter of Transmittal and Warrants. The Letter of Transmittal properly completed and duly executed should be delivered to the Company as set forth in the Offer to Exchange. The Company will accept email delivery of the Letter of Transmittal at accounting@sidechannel.com.

THE METHOD OF DELIVERY OF WARRANT(S) AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE OWNER. IT IS RECOMMENDED THAT THEY BE SENT BY AN OVERNIGHT OR HAND DELIVERY SERVICE.

2. Inadequate Space. If the space provided on the Letter of Transmittal is inadequate for you to provide the requested information, any information should be listed on a separate schedule to be attached thereto.

3. Signatures of Letter of Transmittal and Endorsements. When the Letter of Transmittal is signed by the registered owner(s) of the warrant(s) listed and surrendered thereby, no endorsements of warrants or separate assignments are required.

If the warrant(s) surrendered is (are) owned of record by two or more joint owners, all such owners must sign the Letter of Transmittal.

If any surrendered warrant are registered in different names, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

If the Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorney-in-fact, officers of corporations or others, acting in a fiduciary or representative capacity, such persons should so indicate when signing and proper evidence, satisfactory to the Company, of their authority to do so must be submitted.

4. Special Issuance and Delivery Instructions. Indicate the name and address to which certificates for the new shares are to be sent if different from the name and address of the person(s) signing the Letter of Transmittal.

5. Additional Copies. Additional copies of the Letter of Transmittal may be obtained from the Company at the address listed below.

6. Expiration Date. No Letters of Transmittal will be accepted by the Company after 5:00 p.m. Eastern Time on September 19, 2023.

7. Form W-9 and Form W-8. To avoid backup withholding, a tendering warrant holder is required to provide the Depositary with a correct Taxpayer Identification Number (“TIN”) on Form W-9 and to certify, under penalties of perjury, that such number is correct and that such warrant holder is not subject to backup withholding of U.S. federal income tax, and that such warrant holder is a U.S. person (as defined for U.S. federal income tax purposes). If a tendering warrant holder has been notified by the Internal Revenue Service (“IRS”) that such warrant holder is subject to backup withholding, such warrant holder must cross out item (2) of the Certification box of the Form W-9, unless such warrant holder has since been notified by the IRS that such warrant holder is no longer subject to backup withholding.

Failure to provide the information on the Form W-9 may subject the tendering warrant holder to U.S. federal income tax withholding. If the tendering Warrant holder has not been issued a TIN and has applied for one or intends to apply for one in the near future, such Warrant holder should submit a W-9 once the tendering Warrant holder has received such holder’s TIN.

Certain warrant holders (including, among others, all corporations and certain foreign individuals and entities) may not be subject to backup withholding. Foreign warrant holders should submit an appropriate and properly completed IRS Form W-8, a copy of which may be obtained from the Depositary, in order to avoid backup withholding. Such warrant holders should consult a tax advisor to determine which Form W-8 is appropriate.

All questions as to the validity, form and eligibility of any surrender of warrants will be determined by the Company and such determination shall be final and binding. The Company reserves the right to waive any irregularities or defects in the surrender of any warrants. A surrender will not be deemed to have been made until all irregularities have been cured or waived. The Company is under no obligation to waive or to provide any notification of any irregularities or defects in the surrender of any warrants, nor shall the Company be liable for any failure to give such notification.

For Information:

Company

SideChannel, Inc.

146 Main Street, Suite 405

Worcester, MA 01608

Phone: (508) 925-0114

Email: accounting@sidechannel.com

3